Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors & Media:

Wright Medical Group N.V. Julie D. Tracy Sr. VP, Chief Communications Officer (901) 290-5817 (office) julie.tracy@wright.com

Wright Medical Group N.V. Announces Binding Offer Under Which Corin Orthopaedics Holdings Limited Would Acquire Wright’s Large Joints Business

Proposed Transaction is Expected to Reinforce Wright’s Strategic Focus in High-Growth Extremities and Biologics Markets and Increase Growth Profile

Binding Offer Price of €29.7 Million Cash (Approximately $33 Million)

AMSTERDAM, The Netherlands – July 11, 2016 – Wright Medical Group N.V. (NASDAQ:WMGI) today announced that it has received a binding offer under which Corin Orthopaedics Holdings Limited (Corin) would acquire the large joints (hip/knee) business from Wright Medical Group N.V. Under the terms of the offer and following a consultation process with the employee works council in France, Corin would acquire all of the legacy Tornier large joints business for a purchase price of €29.7 million in cash, or approximately $33 million based on today’s currency exchange rates, subject to customary closing adjustments. Net after-tax proceeds for Wright Medical, after payment of estimated transaction and transition costs, are estimated to be approximately $20 million. The proposed transaction is expected to close by the end of the third quarter or early in the fourth quarter of 2016, subject to customary closing conditions.

The legacy Tornier large joint assets that are the subject of this binding offer consist of hip and knee implants sold primarily in France and other European countries. The large joints business has established hip and knee franchise brands, which include the Dynacup® and Meije Duo® hip implants and HLS KneeTec® and HLS Noetos® knee implants. Wright will retain the exclusive ability to use the Tornier name on its products, and after a transition period, the hip and knee products acquired by Corin will transition to the Corin name.

Robert Palmisano, president and chief executive officer of Wright Medical, stated, “Our large joints business has excellent products and significant market share in key European markets with a loyal customer base. However, this business is not in line with our strategy to be the premier extremities and biologics company. The sale of this business to a strong business partner that is focused on the hip and knee market is the logical next strategic step for Wright. Once completed, this should enable both businesses to flourish as separate companies focused in their unique market spaces with strong management teams that will position them for continued success. In addition, post-closing, we will be able to devote our full resources and attention on accelerating growth opportunities in the high-growth Extremities and Biologics markets and believe this will enhance our ability to create significant shareholder value.”

Palmisano continued, “We are pleased we have found an excellent strategic buyer in Corin, a company that is deeply committed to the success of the hip and knee business and will continue to provide the focus and investment to enable it to reach its full potential. Also, very importantly, this will provide our employees with enhanced opportunities for career growth and development. We are grateful to our large joint employees for their dedication and hard work.”

After closing, the legacy Tornier large joints business will continue to be headquartered in Montbonnot, France.

Stefano Alfonsi, chief executive officer of Corin, commented, “We are delighted with the acquisition of Tornier’s clinically proven portfolio of hips and knees. Tornier’s hip and knee portfolio has been a key part of the history of Orthopaedics and has always been a significant driver of improving the clinical outcome for patients across the globe. Corin is focused on hip and knee joint replacement and is excited to become a major part of the innovative French clinical community. We are looking forward to working closely with Tornier’s thought leaders and surgeons and to welcoming their talented large joints team based in Montbonnot into our global organisation. We trust we will be worthy custodians of Tornier’s large joints portfolio.”

Following the works council consultation process, Wright Medical will be able to accept the binding offer and the parties would immediately thereafter execute a sale and purchase agreement. The proposed transaction is expected to close by the end of the third quarter or early in the fourth quarter of 2016, subject to customary closing conditions.

Wright Medical is currently determining the exact impact of the large joints business once it is moved to discontinued operations. Wright’s current estimate of the preliminary impact of the large joints business that was included in its previous annual guidance is net sales of approximately $37 million and adjusted EBITDA of approximately $5 million to $6 million, resulting in adjusted guidance for net sales from continuing operations for full-year 2016 in the range of $668 million to $678 million. Despite the negative impact from this transaction to current year adjusted EBITDA from continuing operations, Wright is maintaining its previously communicated guidance for 2016 adjusted EBITDA from continuing operations, as described later in this release under the heading “Non-GAAP Financial Measures”, of a range of $30 million to $35 million. Wright plans to provide additional details regarding the anticipated financial impact of the transaction when it reports its second quarter 2016 results.

In connection with this transaction, Deloitte Corporate Finance LLC, Dechert LLP, and Simmons & Simmons LLP advised Wright Medical.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving quality of life for patients worldwide and is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

WRIGHT®, TORNIER®, Dynacup®, Meije Duo®, HLS KneeTec® and HLS Noetos® are trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

About Corin Group

Corin is a European Orthopaedic manufacturer based in Cirencester in the UK that markets its products throughout the world.

Corin is committed to:

…improving patient satisfaction with personalised technologies that optimise our clinically proven joint replacements.

…delivering a personal approach to our customers, combining the spirit of our local companies with the strength of our global, integrated organisation.

…empowering and rewarding our global talented teams to deliver excellence to our customers.

For more information please visit www.coringroup.com.

Non-GAAP Financial Measures

To supplement Wright’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures in this release, including adjusted EBITDA from continuing operations. The company’s adjusted EBITDA from continuing operations guidance for full year 2016 is measured by adding back to net income/loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations guidance excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures. Further, adjusted EBITDA from continuing operations target excludes any net sales, expenses, earnings or losses related to legacy Wright’s divested OrthoRecon business, legacy Tornier’s divested ankle and silastic toe products and Wright’s large joints business.

The company’s management believes that the presentation of this non-GAAP financial measure provides useful information to investors. This measure may assist investors in evaluating the company’s operations, period over period. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company’s convertible notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, mark-to-market adjustments on contingent value rights (CVRs), transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company’s reported results of operations for a period. Management uses non-GAAP financial measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “intend,” “expect,” “plan,” “could,” “would,” “should,” “may,” “will,” “believe,” “estimate,” “continue,” “guidance,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the sale of

Wright’s large joints business and the anticipated timing thereof, the future success of Wright’s business and the large joints business after completion of the transaction, and the effect of the transaction on Wright’s ability to create significant shareholder value. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, uncertainties as to the timing and completion of the transaction; the possibility that various conditions to Wright’s ability to accept the binding offer or complete the transaction may not be satisfied or waived; disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; the possibility that the transaction may take longer, be more difficult, time-consuming or costly to accomplish than expected; business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s business relationships with third parties; transaction costs; actual or contingent liabilities; and other general business risks and uncertainties, including the adequacy of Wright’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated benefits from approval of AUGMENT® Bone Graft; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with international operations and expansion; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 27, 2015 filed by Wright with the SEC on February 23, 2016. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

###